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                                                                     EXHIBIT 1.1

                                9,700,000 SHARES

                        CORPORATE OFFICE PROPERTIES TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST

                             UNDERWRITING AGREEMENT

                                                               February 27, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER INCORPORATED
MCDONALD INVESTMENTS INC.
     As Representatives of the Several Underwriters (the "Representatives"), c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue,
         New York, N.Y, 10010-3629
Dear Sirs:

     1. INTRODUCTORY. Corporate Office Properties Trust, a Maryland real estate investment trust ("COMPANY"), proposes to issue and sell 823,828 of its common shares of beneficial interest ("SECURITIES") and Constellation Real Estate, Inc. ("SELLING SHAREHOLDER") proposes to sell 8,876,172 outstanding Securities (such 9,700,000 Securities being hereinafter referred to as the "FIRM SECURITIES"). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,261,000 additional Securities as set forth below (such 1,261,000 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES." The Company, Corporate Office Properties, L.P., a Delaware limited partnership ("OPERATING PARTNERSHIP") and the Selling Shareholder, hereby agree with the several Underwriters named in Schedule I hereto ("UNDERWRITERS") as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE SELLING SHAREHOLDER.

     (a) The Company and the Operating Partnership represent and warrant to, and agree with, the several Underwriters that:

          (i) A registration statement (No. 333-71807) relating to the Offered Securities being sold by the Company, including a base prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended ("ACT"), and a registration statement (No. 333-59766) relating, among other things, to the Offered Securities being sold by the Selling Shareholder, including a base prospectus, has been filed with the Commission under the Act, and such registration statements (each an "INITIAL REGISTRATION STATEMENT," and together, the "INITIAL REGISTRATION STATEMENTS") have been declared effective. Post-effective amendments to the initial registration statements, including base prospectuses dated November 1, 2000 and May 17, 2001 (each a "BASE PROSPECTUS," and together, the "BASE PROSPECTUSES"), have also been filed and declared effective under the Act. For purposes of this Agreement, "EFFECTIVE TIME" with respect to each initial registration statement means the date and time as of which the most recent post-effective amendment thereto filed prior to the execution and delivery of this Agreement, was declared effective by the

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     Commission. "EFFECTIVE DATE" with respect to each initial registration statement means the date of the Effective Time thereof. Each initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to RULE 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as a "REGISTRATION STATEMENT." The Base Prospectuses, together with the final prospectus supplement setting forth the final terms of the offering, sale and plan of distribution of the Offered Securities, as filed with the Commission pursuant to and in accordance with RULE 424(b) ("RULE 424(b)") under the Act and as included in a Registration Statement, including all material incorporated by reference in such prospectuses, is hereinafter referred to as the "PROSPECTUS." References to a "preliminary prospectus" mean the Base Prospectuses or together with the preliminary prospectus supplement relating to the Offered Securities. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. The Company meets the requirements for the use of Form S-3 under the Act. Registration Statement (No. 333-71807) meets the requirements of, and complies in all material respects with, Rule 415(a)(1)(x) under the Act, and Registration Statement (No. 333-59766) meets the requirements of, and complies in all material respects with, Rule 415(a)(1)(i) under the Act.

          (ii) If the Effective Time of either Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of such Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, such Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) such Registration Statement together with the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and with respect to the Prospectus only, in light of the circumstances in which they were made. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

          (iii) No stop order suspending the effectiveness of either Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.

          (iv) The Company has been duly organized and is an existing real estate investment trust in good standing under the laws of the State of Maryland, with power and authority as a real estate investment trust to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business


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     as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole, (ii) the issuance or validity of the Offered Securities or (iii) the consummation of any of the transactions contemplated by this Agreement to be performed by the Company and/or the Subsidiaries (individually or collectively, a "MATERIAL ADVERSE EFFECT").

          (v) Each subsidiary of the Company listed on Schedule II hereto ("SUBSIDIARIES") has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its respective jurisdictions of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or other legal entity, as the case may be, in good standing in all other jurisdictions in which such Subsidiary's ownership or lease of property or the conduct of such Subsidiary's business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The issued and outstanding common and preferred units of limited partnership interest in the Operating Partnership ("UNITS") and other equity interests, as the case may be, of each of the Company's other Subsidiaries have been duly authorized and validly issued, are, with respect to corporate Subsidiaries, fully paid and nonassessable and, except as otherwise set forth in the Prospectus or reflected in the financial statements contained in, or incorporated by reference in, the Prospectus, are owned beneficially by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims, except for security interests, liens, encumbrances, equities or claims pursuant to the terms of a bona fide financing transaction.

          (vi) Complete and correct copies of the declaration of trust and of the bylaws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the other Subsidiaries, as applicable, and all amendments thereto as have been requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel. The partnership agreement of the Operating Partnership, as amended, will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and (assuming it has been duly authorized, executed and delivered by each of the other parties thereto, and is a legal, valid and binding agreement of each such other party) in full force and effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and (iii) the provisions of the Delaware Revised Uniform Limited Partnership Act.

          (vii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and


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     nonassessable. The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as hereinafter defined), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus, and at the First Closing Date (as hereinafter defined) and Optional Closing Date (as hereinafter defined), such descriptions will be, complete and accurate in all material respects; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and, except as set forth in the Company Registration Rights Agreements (as defined in the following sentence), no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement. The "COMPANY REGISTRATION RIGHTS AGREEMENTS" shall mean, collectively: (i) the Amended and Restated Registration Rights Agreement, dated March 16, 1998, of Corporate Office Properties Trust for the benefit of Holders of the Partnership Units and Preferred Units of Corporate Office Properties, L.P. and Holders of Common Shares of Beneficial Interest of Corporate Office Properties Trust; (ii) the Registration Rights Agreement, dated September 28, 1998, by Corporate Office Properties Trust for the benefit of persons issued shares of its Common Shares of Beneficial Interest and Convertible Preferred Stock pursuant to the Contribution Agreement, the Asset Contribution Agreement and the Development Agreement, each dated May 14, 1998; and (iii) the Registration Rights Agreement, dated January 25, 2001 of Corporate Office Properties Trust for the benefit of Barony Trust Limited.

          (viii) Except for the Company Registration Rights Agreements, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. Any notices required to be given under the Registration Rights Agreements were given and no person with rights thereunder, other then the Selling Shareholders, has exercised any such rights.

          (ix) Except as disclosed in the Prospectus or not disclosed because not material, the Company and its Subsidiaries do not have outstanding, and at the First Closing Date and Optional Closing Date will not have outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest or any such convertible or exchangeable securities or obligations (except for options issued subsequent to January 31, 2002 under the Company's established stock option plans), or (C) obligations of the Company or any such Subsidiary to issue any shares of beneficial interest, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The form of share certificates to be used to evidence the Offered Securities will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. Other than shares of beneficial interest of the Company issuable upon (i) exercise of share options pursuant to the Company's stock-based plans for its employees and trustees,
     (ii) upon the redemption of Units, (iii) in connection with certain limited partnership interests in limited partnerships holding certain office properties retained by


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     Shidler Equities, L.P. and Clay W. Hamlin, III, or (iv) in connection with the conversion of either of the 5.5% Series A Convertible Preferred Share of Beneficial Interest, or the 4% Series D Convertible Preferred Shares of Beneficial Interest of the Company into Common Shares of Beneficial Interest of the Company, no shares of beneficial interest of the Company are reserved for any purpose, except as disclosed in the Prospectus.

          (x) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the issuance, offering and sale of the Offered Securities to the Underwriters by the Company pursuant to this Agreement and the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein contemplated to be performed by the Company and the Operating Partnership do not (i) require any material governmental license, permit, consent, approval, authorization or other order of, registration, filing or qualification with, any court or governmental body or agency except such as have been obtained or may be required under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), securities, blue sky or real estate syndication laws of the various states, the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD") or the requirements of the New York Stock Exchange, Inc. ("NYSE"), (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether with or without the giving of notice or passage of time or both, would constitute a default under any of the foregoing), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries or in the performance or observance of any obligation, covenant, agreement or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound or, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order, statute, administrative regulation or decree of any court or any governmental body or agency (foreign or domestic) having jurisdiction over the Company, any of the Subsidiaries or their respective property, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

          (xi) Each of the Company and the Operating Partnership has full trust or partnership power, as the case may be, to enter into this Agreement, and to carry out all of the terms and provisions hereof to be carried out by them. This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership, and constitutes a valid and binding agreement of each of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Underwriters, is enforceable against the Company and the Operating Partnership, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a


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     proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

          (xii) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Company and each of its Subsidiaries will have good and marketable title in fee simple to all items of real property and valid title to all personal property and assets owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as where the failure to have such title would not result in a Material Adverse Effect or would not materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary (except in each case liens securing indebtedness of the Company or its Subsidiaries as reflected in its financial statements included in the Prospectus, or mortgage indebtedness incurred by the Company in the ordinary course of its business), and any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, except where the invalidity, non-subsistence or non-enforceability would not result in a Material Adverse Effect or would not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus. To the knowledge of the Company and the Operating Partnership, except as disclosed in the
     Prospectus: (i) no lessee of any portion of the properties is in material default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the properties except such proceedings or actions that would not have a Material Adverse Effect.

          (xiii) The Company and its Subsidiaries possess adequate certificates, authorities, consents, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, have complied, in all material respects, with the laws, regulations and orders known by them to be applicable to them or their respective businesses and properties and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consents, authorizations or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xiv) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that might have a Material Adverse Effect.

          (xv) The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names, licenses, and other rights to inventions, know-how, patents, copyrights, confidential or proprietary information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to


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     conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xvi) Except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has violated (i) any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") (and the Company and the Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other Authorizations issued pursuant to Environmental Laws), (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended or (iii) any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder; (B) to the knowledge of the Company and the Subsidiaries, after due inquiry, none of the Company or the Subsidiaries has caused or suffered to occur any Release (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) into the Environment (as hereinafter defined) on, in, under or from any property, and no condition exists on, in, under or adjacent to any property that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as hereinafter defined), under any Environmental Law; (C) none of the Company or the Subsidiaries has received any written notice of a material claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any property; (D) none of the Company or any of the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as hereinafter defined) claiming, any material violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any property; and (E) no property now or heretofore owned or leased by the Company or any of the Subsidiaries is included or, to the knowledge of the Company and the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and the Subsidiaries has actual knowledge that any property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

          As used herein, "HAZARDOUS SUBSTANCE" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "ENVIRONMENT" shall mean


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     any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and indoor and outdoor air; "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

          (xvii) To the knowledge of the Company, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

          (xviii) Except as disclosed in the Prospectus, after due inquiry, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its Subsidiaries or any of their respective properties or any of their respective officers or trustees that, if determined adversely to the Company or any of its Subsidiaries or any of their respective officers or trustees, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities and/or are required to be described in the Registration Statements or Prospectus; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated, in each case, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or assets; and no contract, statute, regulation or other document is required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements that is not described therein or filed as required.

          (xix) The consolidated financial statements and schedules and notes thereto of the Company and its consolidated Subsidiaries included in the Registration Statements and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and
     Item 301 of Regulation S-K promulgated by the Commission, and fairly present the financial position of the Company and its consolidated Subsidiaries and the results of operations and changes in financial condition


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     as of the dates and periods therein specified. Such financial statements, schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "SELECTED FINANCIAL INFORMATION" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. Except as otherwise noted in the Prospectus, as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and any applicable U.S. accounting guidelines, and includes where required all adjustments necessary to present fairly the as adjusted financial condition of the Company and the Subsidiaries presented or included at the respective dates indicated and the results of operations and cash flows for the respective periods specified; and the assumptions used in preparing the as adjusted financial statements included in the Registration Statements and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related as adjusted adjustments give appropriate effect to those assumptions, and the as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Act to be included in the Registration Statements or the Prospectus.

          (xx) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statements and the Prospectus, are independent public accountants as required by the Act and the Exchange Act.

          (xxi) Subsequent to the respective dates as of which information is given in the Registration Statements or the Prospectus and prior to the First Closing Date, (i) neither the Company nor any of its Subsidiaries has sustained any material casualty loss, condemnations or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (ii) there has not been any material adverse change, or any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), management, business, properties, prospects, net worth, or results of operations of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus and (iii) except as disclosed in or contemplated by the Prospectus or otherwise consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

          (xxiii) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (ii) since the filing of each respective Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxiv) The Company has not distributed and, prior to the later of (i) the First Closing Date and (ii) the completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statements or any amendment thereto, or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

          (xxv) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest except in the ordinary course of business consistent with past practices; and (3) there has not been any material change in the capitalization, equity, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, except in each case as described in or contemplated by the Prospectus.

          (xxvi) The Company and each of its Subsidiaries are insured by property, title, casualty and liability insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in Material Adverse Effect, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks and except as described in or contemplated by the Prospectus.

          (xxvii) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus or pursuant to the terms of its outstanding securities or a bona fide financing transaction.

          (xxviii) The Company and each of its Subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus or which would not result in a Material Adverse Effect.

          (xxix) Commencing with the Company's taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE"), and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT. All statements in the Prospectus regarding the Company's qualification as a REIT are true, complete and correct in all material respects.

          (xxx) Except for the shares of capital stock or other equity interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus.

          (xxxi) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and
     (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxii) Neither the Company nor any of the Subsidiaries is in breach or violation of its respective declaration of trust, charter, bylaws, partnership agreement or other organizational document, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound (and there is no event which, whether with or without the giving of notice or passage of time or both, would constitute a default under any of foregoing), where such breach, violation or default would have a Material Adverse Effect.

          (xxxiii) Since January 1, 1998, the Company has timely filed all documents required to be filed by it under the Exchange Act.

          (xxxiv) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Act or the rules of the NASD to be described in the Registration Statements and the Prospectus which is not so described.

          (xxxv) There are no contracts, agreements, letters of intent, understandings or any other documents relating to the pending acquisition of any real property by the Company or the Operating Partnership that are required to be disclosed in the Prospectus and that are not so disclosed.

     (b) The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

          (i) The Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholder on such Closing Date free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Offered Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive valid title to the Offered Securities purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (ii) The execution and delivery of this Agreement and the sale and delivery of the Offered Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Offered Securities to be sold by the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

          (iii) The Selling Shareholder has duly executed and delivered this Agreement, and assuming the due authorization, execution and delivery by the other parties hereto, this Agreement will be the valid and binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

          (iv) If the Effective Time of the Registration Statement relating to the Offered Securities being sold by the Selling Shareholder is prior to the execution and delivery of this Agreement: (i) on the Effective Date of such Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, such Registration

     Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) such Registration Statement and the Prospectus do not include, or will not include, any untrue statement of a material fact or omits, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and with respect to the Prospectus only, in light of the circumstances in which they were made. The preceding sentence applies only to the extent statements in, or omissions from, the Registration Statement or the Prospectus are based upon written information furnished to the Company by the Selling Shareholder specifically for use therein.

          (v) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act or the Rules and Regulations or state securities laws.

          (vi) Except as disclosed in the Prospectus or pursuant to this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (vii) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price of $12.04 per share, the respective numbers of shares of Firm Securities set forth below the caption "COMPANY" or "SELLING SHAREHOLDER," as the case may be, and opposite the names of the Underwriters in Schedule I hereto.

     The Company and the Selling Shareholder will deliver the Firm Securities, with transfer taxes thereon duly paid, to the Representatives in book entry form through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company at First Union Bank in Baltimore, Maryland, in connection with the closing of such transactions, at the office of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, at 10:00 A.M., New York time, on March 5, 2002, or at such other time not later than seven full business days thereafter as Credit Suisse First Boston Corporation ("CSFBC") and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Prior to the First Closing Date, the Company will also deliver the form of fully registered global certificate that will be deposited with DTC for the Firm Securities that the several Underwriters have agreed to purchase hereunder.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the NYSE is open for trading), the Underwriters may purchase all or less than all of the Optional Securities at the per share purchase price (including any accumulated dividends thereon to the related Optional Closing Date (as hereinafter defined)) to be paid for the Firm Securities. The Underwriters shall not be under any obligation to purchase any of the Optional Securities prior to the exercise of such option. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Shareholder.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five (5) full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased, with transfer taxes thereon duly paid, to the Representatives in book entry form through the facilities of the DTC on each Optional Closing Date for the accounts of the several Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company, in connection with the closing of the transactions, at the above office. Prior to each Optional Closing Date, the Company will also deliver the form of fully registered global certificate that will be deposited with DTC for the Optional Securities that the several Underwriters have agreed to purchase hereunder.

     4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. CERTAIN AGREEMENTS OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE SELLING SHAREHOLDER. The Company, the Operating Partnership and, as to Section 5(k) only, the Selling Shareholder, agree with the several Underwriters that:

          (a) The Company will file the final Prospectus with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement). The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statements as filed or the related Prospectus and will not effect such amendment or supplementation without CSFBC's consent which shall not be unreasonably withheld. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statements or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Offered Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statements to be declared effective by the Commission as promptly as possible. The Company will also advise CSFBC promptly of the effectiveness of the

     Registration Statements (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statements or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statements and of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) The Company will advise CSFBC, promptly after receiving notice or obtaining knowledge thereof and, if requested by the Underwriters, to confirm such advice in writing, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or any Registration Statement filed under Rule 462(b) ("RULE 462(b)") under the Act or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statements or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, (iv) the effectiveness of any amendment to the Registration Statements or any Rule 462(b) Registration Statement, the transmittal to the Commission for filing of any Prospectus or other supplement or amendment thereto to be filed pursuant to the Act, any request made by the Commission for amending the Registration Statements or any Rule 462(b) Registration Statement, for amending or supplementing any preliminary prospectus or the Prospectus or for additional information or (v) the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statements or Prospectus untrue or which requires any additions to or changes in the foregoing in order to make the statements therein not misleading. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal or lifting thereof as promptly as possible.

          (d) At any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Company (i) will comply with all requirements imposed upon it by the Act and the Exchange Act to the extent necessary to permit the continuance of sales of or dealings in the Offered Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, (ii) will not file with the Commission the Prospectus, any amendment or supplement thereto or any amendment to the Registration Statements or any Rule 462(b) Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent which shall not be unreasonably withheld, and (iii) if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (e) As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of each Initial

     Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

          (f) The Company will furnish, without charge, to the Representatives copies of each Registration Statement, each related preliminary prospectus and each Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents (in each case including exhibits thereto), in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of each Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (g) The Company will arrange for the registration or qualification of the Offered Securities for offering and sale under the applicable state securities or blue sky laws and real estate syndication laws of such jurisdictions as CSFBC designates and will continue such registration or qualifications in effect for as long as may be necessary to complete the distribution of the Offered Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (h) During the period of five years hereafter, upon request of the Representatives, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (i) For a period of 90 days after the date of the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or, except for any Registration Statement on Form S-3 required to be filed by the Company during such 90 day period pursuant to the Company Registration Rights Agreements, file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or issuances of restricted securities constituting either common or preferred units of the Company's operating partnership in acquisition transactions.

          (j) Intentionally Omitted.

          (k) The Company will pay all costs, fees, taxes and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs, fees, taxes and expenses incident to (i) the printing, filing or other production of documents with respect to the transactions, including any costs of printing the Registration Statements originally filed with respect to the Offered Securities and any amendment thereto, any Rule 462(b) Registration Statement and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda,
     (ii) all arrangements relating to the mailing and delivery to the Underwriters of copies of the foregoing documents, (iii) the fees, expenses and disbursements of the counsel, accountants and any other experts or advisors retained by the Company and the Selling Shareholder, (iv) preparation, printing, issuance and delivery to the Underwriters of any certificates evidencing the Offered Securities, including transfer agent's and registrar's fees, (v) the registration or qualification of the Offered Securities under state securities and blue sky laws and the real estate syndication laws of the several states, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees and disbursement of counsel for the Underwriters solely in connection with the review and clearance of the offering of the Offered Securities by the NASD relating to the Offered Securities, (vii) the listing of the Offered Securities on the NYSE, (viii) meetings with prospective investors in the Offered Securities (other than shall have been specifically approved by the Representatives to be paid for by the Underwriters), (ix) advertising approved by the Company relating to the offering of the Offered Securities (other than shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (x) any transfer taxes imposed on the sale by the Company and the Selling Shareholder of the Offered Securities to the Underwriters. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company and the Operating Partnership will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that are the responsibility of the Company pursuant to this Section 5(k) and that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof relating to the Selling Shareholder is not satisfied or because of any failure, refusal or inability on the part of the Selling Shareholder to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Selling Shareholder will reimburse the Underwriters severally upon demand for all out of pocket expenses (including fees and disbursements of counsel) that would be the responsibility of the Company pursuant to this Section 5(k) and that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities. The Company, the Operating Partnership and the Selling Shareholder shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

          (l) The Company will apply the net proceeds from the sale of its Offered Securities as set forth under "USE OF PROCEEDS" in the Prospectus.

          (m) The Company will not, at any time, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Offered Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (n) If at any time during the period prior to the Optional Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Offered Securities has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (o) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees or give irrevocable instructions for the payment of such fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 A.M. Eastern time on the date following the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (p) The Company will use its best efforts to cause the Offered Securities to be duly authorized for listing by the NYSE prior to the First Closing Date and to maintain the listing of the Offered Securities on the NYSE for a period of two years after the First Closing Date and thereafter unless the Company's Board of Trustees determines that it is no longer in the best interests of the Company for the Offered Securities to continue to be so listed.

          (q) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Offered Securities, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

          (r) The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Company's Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified.

          (s) Each certificate signed by any officer or authorized representative of the Company or any Subsidiary and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or any Subsidiary to each Underwriter as to the matters covered thereby.

     6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities under this Agreement shall be subject, in the Representatives' sole discretion, to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company, the Operating Partnership and the Selling Shareholder contained in this Agreement and all certificates of officers of the Company, the Operating Partnership and the Selling Shareholder made or delivered pursuant to this Agreement shall be true and correct, in all material respects, on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.

          (b) The Registration Statements, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus and any amendment or supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have been filed by 10:00 A.M., New York City time, on the day after the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statements or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company or the Selling Shareholder, after due inquiry, shall be contemplated by the Commission. No stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statements or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company, after due inquiry, shall be contemplated by the state securities authority of any jurisdiction.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion (satisfactory to you and your counsel), dated the First Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

               (i) The Company and each of the Subsidiaries are validly existing as corporations, limited partnerships, real estate investment trusts or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of formation and are duly qualified to transact business as foreign corporations, limited partnerships, real estate investment trusts or limited liability companies, as the case may be, and are in good standing under the laws of the respective jurisdictions identified on Schedule II hereto where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (ii) The Company and each of the Subsidiaries have trust, corporate or partnership authority or power, whichever is appropriate, to own, operate or lease their respective properties and other assets and conduct the respective businesses in which they are engaged or propose to engage, in each case, as described in the Registration Statements and the Prospectus, and the Company and the Operating Partnership have trust or partnership power, as the case may be, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by them;

               (iii) The Company has an authorized capitalization consisting of 55,000,000 shares of beneficial interest as set forth in the Prospectus; the Offered Securities to be sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement by all necessary action of the Company and, when validly issued and delivered to and paid for by the Underwriters pursuant to this Agreement and in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be duly authorized, validly issued, fully paid and nonassessable; no holders of outstanding shares of beneficial interest of the Company are entitled, to such counsel's knowledge, to any preemptive or other rights to subscribe for any of the Offered Securities; the terms of the Offered Securities conform in all material respects to the statements and descriptions related thereto under the captions "DESCRIPTION OF SHARES" contained in the Prospectus. The form of share certificate evidencing the Offered Securities is in due and proper form in all material respects and complies in all material respects with all applicable legal requirements under Maryland law. The issuance of the Offered Securities is not subject to any preemptive or other similar rights arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland or the Company's declaration of trust or bylaws, as amended to date;

               (iv) The statements set forth under the heading "DESCRIPTION OF SHARES" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Offered Securities and the Declaration of Trust and bylaws of the Company and the Certificate of Limited Partnership of the Operating Partnership, have been reviewed by such counsel and are correct in all material respects and provide a fair summary of such provisions; and the statements set forth under the heading "CERTAIN FEDERAL INCOME TAX MATTERS" and "DESCRIPTION OF SHARES" in the Prospectus, insofar as such statements constitute statements of law, description of statutes, rules or regulations, a summary of the legal matters or proposed legislation referred to therein, have been reviewed by such counsel and are correct in all material respects and provide a fair summary of such matters, except that as to the authorization, valid issuance, full payment and non-assessability, such counsel's opinion is applicable only to those Offered Securities sold by the Company;

               (v) The execution and delivery of this Agreement has been duly authorized by all necessary action of the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership;

               (vi) To such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statements or the Prospectus and are not described therein, and, to the extent described therein, the descriptions thereof are accurate in all material respects and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and to such counsel's knowledge no contract, statute, regulation or other document is required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements that is not described therein or filed as an exhibit thereto;

               (vii) To such counsel's knowledge, the issuance, offering and sale of the Offered Securities to the Underwriters by the Company pursuant to this Agreement, the execution, delivery and performance and the compliance with this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the other transactions herein contemplated do not and will not (A) require the consent, approval, authorization, registration, order, filing or qualification of or with any court, regulatory body, administrative agency or other governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or real estate syndication laws of the various states in connection with the purchase and distribution of the securities by the Underwriters, or as may be required under the Act or other securities laws or bylaws and rules of the NASD, or the listing requirements of the NYSE or such as have been received prior to the date of the opinion, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, whether with or without the giving of notice or passage of time or both, (x) the declaration of trust and bylaws of the Company, the charter and bylaws of each Subsidiary that is a corporation, the partnership agreement of each Subsidiary that is a partnership or the operating agreement of each Subsidiary that is a limited liability company, (y) any document (as in effect on the date of such opinion) listed on Schedule III (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), (C) violate or conflict with any applicable law, rule or administrative regulation of the United States, the General Corporation Law or Revised Uniform Limited Partnership Act of the State of Delaware or Title 8 of the Corporations and Associations Article of the Annotated Code of the State of Maryland, or (D) violate any order or administrative or court decree of which such counsel is aware, except in each case (other than for Sections 6(d)(viii)(B)(x) and 6(d)(viii)(B)(y) above) for requirements, conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

               (viii) The Registration Statements are effective under the Act; the Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; and, based solely on the oral advisement of a member of the Commission's staff, no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened or contemplated by the Commission;

               (ix) The documents filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (other than the financial statements and related schedules, other financial information and statistical data derived from such financial statements, schedules and other financial data contained therein, as to which counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act;

               (x) The Registration Statements and any Rule 462(b) Registration Statement, in each case together with the Prospectus and each amendment and supplement thereto, as of the issue date of such Prospectus (including, but only as of their respective filing dates, the documents incorporated by reference therein but not including the financial statements and related schedules, other financial information and statistical data derived from such financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act;

               (xi) The authorized shares of beneficial interest of the Company conform as to legal matters in all material respects to the description thereof contained in the Prospectus;

               (xii) The Company and the Subsidiaries are not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "INVESTMENT COMPANY" under the Investment Company Act of 1940, as amended; and

               (xiii) To such counsel's knowledge, except for the Company Registration Rights Agreements, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include securities of the Company held by such person with the Offered Securities registered pursuant to the Registration Statement.

          In addition, Morgan, Lewis & Bockius LLP shall confirm that the opinion filed as Exhibit 8.1 to the Registration Statements is true and correct as of the date thereof and permit the Underwriters to rely on such opinion as if it were addressed to the Underwriters. Also, if the NYSE has approved and authorized the listing of the Offered Securities as of the Closing Date, Morgan, Lewis & Bockius LLP shall confirm that the Offered Securities have been duly authorized for listing, subject to official notice of issuance, on the NYSE.

          Further, Morgan, Lewis & Bockius LLP shall state that they have participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statements and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to the extent it deems appropriate upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statements, at the time such Registration Statements became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the First Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related schedules and other financial and statistical data derived from such financial statements included in the Registration Statements or the Prospectus).

          In giving its opinion, such counsel shall expressly limit their opinion to matters of Federal and Pennsylvania law and the Revised Uniform Limited Partnership Act of the State of Delaware, the General Corporation Law of the State of Delaware and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and may rely without independent verification (A) as to all matters of fact, upon certificates and statements of officers, trustees, directors, partners and employees of and accountants for the Company and the Subsidiaries and (B) as to the good standing and qualification of the Company and the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses or (ii) with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

          For the purposes of the opinions presented in this Section 6(d), the term "SUBSIDIARIES" shall include only those subsidiaries that are listed on Schedule IV. References to the Registration Statements and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

          (e) You shall have received on the First Closing Date an opinion or opinions (satisfactory to you and your counsel), dated the First Closing Date, of John H. Gurley, Esq., General Counsel to the Company, as to the following matters:

               (i) The Company and each of the Subsidiaries are validly existing as corporations, limited partnerships, real estate investment trusts or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of formation and are duly qualified and registered to transact business as foreign corporations, limited partnerships, real estate investment trusts or limited liability companies, as the case may be, and are in good standing under the laws of the respective jurisdictions identified on
          Schedule II hereto where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (ii) The Company and each of the Subsidiaries have trust, corporate or partnership authority or power, whichever is appropriate, to own, operate or lease their respective properties and other assets and conduct the respective businesses in which they are engaged or propose to engage, in each case, as described in the Registration Statement and the Prospectus, and the Company and the Operating Partnership have trust or partnership power, as the case may be, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by them;

               (iii) The issued and outstanding common and preferred units of limited partnership of the Operating Partnership, the issued and outstanding in the Company, and the issued and outstanding membership interests and other equity interests, as the case may be, of each of the other Subsidiaries have been duly authorized and validly issued, are, with respect to corporate Subsidiaries, as applicable, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and, to the knowledge of such counsel, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and, except as otherwise set forth in the Prospectus, to the knowledge of such counsel, are owned beneficially by the Company free and clear of any perfected security interests or, any other security interests, liens, encumbrances, equities or claims, except for security interests, liens, encumbrances, equities or claims pursuant to the terms of a bona fide financing transaction;

               (iv) To such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statements or the Prospectus and are not described therein, and the descriptions thereof are accurate in all material respects and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and to such counsel's knowledge no contract, statute, regulation or other document is required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements that is not described therein or filed as required and the descriptions of any such contracts, statutes, regulations or other documents are accurate in all material respects;

               (v) To such counsel's knowledge, the issuance, offering and sale of the Offered Securities to the Underwriters by the Company pursuant to this Agreement, the execution, delivery and performance and the compliance with this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the other transactions herein contemplated do not and will not (A) require the consent, approval, authorization, registration, order, filing or qualification of or with any court, regulatory body, administrative agency or other governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or real estate syndication laws of the various states in connection with the purchase and distribution of the securities by the Underwriters, or as may be required under the Act or other securities laws or bylaws and rules of the NASD, or the listing requirements of the NYSE or such as have been received prior to the date of the opinion, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (whether with or without the giving of notice or passage of time or both), (x) the declaration of trust and bylaws of the Company, the charter and bylaws of each Subsidiary that is a corporation, the partnership agreement of each Subsidiary that is a partnership or the operating agreement of each Subsidiary that is a limited liability company, (y) any document (as in effect on the date of such opinion) listed on Schedule III (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), (C) violate or conflict with any applicable law, rule or administrative regulation of the United States, the General Corporation Law or Revised Uniform Limited Partnership Act of the State of Delaware or Title 8 of the Corporations and Associations Article of the Annotated Code of the State of Maryland, or (D) violate any order or administrative or court decree of which such counsel is aware, except in each case (other than for Sections 6(d)(viii)(B)(x) and 6(d)(viii)(B)(y) above) for requirements, conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and

               (vi) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its respective charter, declaration of trust, bylaws, partnership agreement or other organizational document, as the case may be, and, to such counsel's knowledge, neither the Company nor any of such Subsidiaries is in default in the performance or observance of (and there is no event which, with or without the passage of time or the giving of notice, or both, would constitute a default under any of the foregoing), any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed on
          Schedule III to which the Company or any of such Subsidiaries is a party or by which the Company or any of such Subsidiaries or their respective property is bound (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

          In addition, John H. Gurley shall make statements similar to those contained in the second paragraph following Section 6(d)(xiii) hereto and shall be entitled to limit his opinions to those jurisdictions, qualify his opinion as, and rely on those persons described in the third paragraph following Section 6(d)(xiii) described therein. For the purposes of the opinions presented in this Section 6(e), the term "SUBSIDIARIES" shall include only those subsidiaries that are listed on Schedule V.

          (f) The Representative shall have received an opinion, dated the First Closing Date, of Sally Samuel, in-house counsel for the Selling Shareholder, to the effect that:

               (i) The Selling Shareholder had valid and unencumbered title to the Offered Securities delivered by the Selling Shareholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by the Selling Shareholder on such Closing Date hereunder; and, assuming that the Underwriters acquire the Offered Securities in accordance with the terms of this Agreement, the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from the Selling Shareholder on such Closing Date hereunder;

               (ii) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by the Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (iii) To such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of its properties or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject, or the charter or by-laws of the Selling Shareholder which is a corporation;

               (iv) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

               (v) The Selling Shareholder is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland; and

          In addition, Sally Samuel shall be entitled to limit her opinions to the laws of the State of Maryland, qualify her opinion as, and rely on those persons described in the third paragraph following Section 6(d)(xiii) described therein.

          (g) You shall have received on the First Closing Date an opinion, dated the First Closing Date, of Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, as to the matters referred to in clauses
     (iii) (with respect to the second and fourth clauses only), (iv) (with respect to "DESCRIPTION OF SHARES" only), (v) and (xi) of Section 6(d) and in addition, Clifford Chance Rogers & Wells LLP shall make statements similar to those contained in the second and third paragraphs following
     Section 6(d)(xiv) hereto (with respect to Federal, New York, Delaware and Maryland laws only) and shall be entitled to rely on those persons described in the third paragraph following Section 6(d)(xiv) described therein.

          (h) You shall have received, on each of the date hereof and the First Closing Date, a letter dated the date hereof or the First Closing Date, as the case may be, in form and substance satisfactory to you (and your counsel), from PricewaterhouseCoopers LLP, independent public accountants, confirming that they are independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statements and containing the information and statements of the type ordinarily included in accountants' "COMFORT LETTERS" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

          At the First Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the First Closing Date which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the First Closing Date as the case may be.

          References to the Registration Statements and the Prospectus in this paragraph (h) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (i) The Company and the Subsidiaries shall not have failed on or prior to the First Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the First Closing Date.

          (j) The Representatives shall have received a certificate, dated the First Closing Date, of Clay W. Hamlin, III and Roger A. Waesche, Jr., solely in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company to the effect that:

               (i) All the representations and warranties of the Company in this Agreement shall be true and correct, in all material respects, on the First Closing Date with the same force and effect as if made on and as of the First Closing Date. The Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date.

               (ii) The Registration Statements, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statements or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company's knowledge, after due inquiry, are contemplated by the Commission; no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statements or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company's knowledge, after due inquiry, are contemplated by the state securities authority of any jurisdiction; and

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus other than as set forth in or contemplated by the Registration Statements and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the First Closing Date, except for changes of a general nature applicable to all real estate investment trusts investing in commercial office properties, (i) there has not occurred any material adverse change or, to the best knowledge of such persons, any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, prospects, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has been no casualty loss or condemnation or other adverse event with respect to any of the properties which would be material to the Company and the Subsidiaries, taken as a whole, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capitalization, long-term or short-term debt or in the shares of beneficial interest or equity of the Company or any of the Subsidiaries, (iv) except as described in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, which would be material, nor have they entered into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be material, to the Company and its Subsidiaries taken as a whole, and (v) except for regular quarterly distributions on the Offered Securities and other securities issued by the Company, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its shares of beneficial interest except in the ordinary course of business consistent with such practice.

          (k) The Representatives shall have received a certificate, dated the First Closing Date, of Steven Kesler, solely in his capacity as the President of the Selling Shareholder to the effect that all the representations and warranties of the Selling Shareholder in this Agreement shall be true and correct, in all material respects, on the First Closing Date with the same force and effect as if made on and as of the First Closing Date, and that the Selling Shareholder has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date.

          (l) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers and trustees of the Company, whereby such persons agree to, for a period of 90 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC.

          (m) On or before the First Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, letters, documents, opinions or other information as they may have reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (n) The Offered Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

     The respective obligations of the several Underwriters to purchase and pay for any Optional Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities (except that all references to the Firm Securities and the First Closing Date shall be deemed to refer to such Optional Securities and the related Optional Closing Date, respectively), including, without limitation:

          (a) A certificate, dated such Optional Closing Date, of the President or a Vice President and the chief financial or chief accounting officer of the Company confirming that the certificates delivered at the First Closing Date pursuant to Section 6 hereof remain true and correct in all material respects as of such Optional Closing Date.

          (b) Intentionally omitted.

          (c) An opinion of Morgan, Lewis & Bockius LLP in form and substance satisfactory to you and your counsel, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by
     Section 6(d) hereof.

          (d) An opinion of John H. Gurley, Esq. in form and substance reasonably satisfactory to you and your counsel, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof.

          (e) Intentionally omitted.

          (f) An opinion of Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof.

          (g) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to you and your counsel and dated such Optional Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof, dated not more than five days prior to such Optional Closing Date.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Operating Partnership will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any untrue statement or alleged untrue statement made by the Company or the Operating Partnership in Section 2 of this Agreement, or arise out of any untrue statement or alleged untrue statement of any material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or the Operating Partnership or based upon written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Offered Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange, or arise out of any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared by the Company or the Operating Partnership or based upon written information furnished by or on behalf of the Company or the Operating Partnership (including, without limitation, slides, videos, films, tape recordings) used in connection with the marketing of the Offered Securities, including, without limitation, statements communicated to securities analysts employed by the Underwriters, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below.

     (b) The Selling Shareholder will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided, further, that the Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by the Selling Shareholder or contained in a representation or warranty given by the Selling Shareholder in this Agreement.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act and the Selling Shareholder, its directors and officers and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the second and third sentences of the fourth paragraph under the caption "UNDERWRITING," the information in the second and third sentences of the seventh paragraph and the eighth, ninth and tenth paragraphs under the caption "UNDERWRITING" and the statement regarding the affiliation of KeyCorp and McDonald Investments, Inc. and the sixth and seventh sentences in the eleventh paragraph.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above, except to the extent such omission so to notify the indemnifying party materially prejudices the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found by a court to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found by a court to be guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Shareholder under this Section shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or the Selling Shareholder, as applicable, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Shareholder, as applicable, within the meaning of the Act.

     8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing

Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). In the event of any default by one or more Underwriters as described in this Section 8, the Representatives shall have the right to postpone the First Closing Date or the Optional Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Optional Securities, as the case may be. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, with a copy to Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY
10166, Attention: Robert E. King, Jr., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Corporate Office Properties Trust, 401 City Avenue, Suite 615, Bala Cynwyd, PA 19004-1126,
Attention: Clay W. Hamlin, III, with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103-2921, Attention: Eric L. Stern; or, if sent to the Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to Constellation Real Estate, Inc. at 39 West Lexington Street, Baltimore, MD 21201; Attention: Steven D. Kesler; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. REPRESENTATION OF UNDERWRITERS. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

                            Very truly yours,

                                CORPORATE OFFICE PROPERTIES TRUST


                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                CORPORATE OFFICE PROPERTIES, L.P.

                                By: CORPORATE OFFICE PROPERTIES TRUST,
                                      its sole general partner


                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                CONSTELLATION REAL ESTATE, INC.


                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     A.G. EDWARDS & SONS, INC.
     LEGG MASON WOOD WALKER INCORPORATED
     MCDONALD INVESTMENTS INC.

        Acting on behalf of themselves and as the Representatives of the several Underwriters

     By: CREDIT SUISSE FIRST BOSTON CORPORATION

      By:
          --------------------------------------------
          Name:
          Title:

                                   SCHEDULE I


                                                                      NUMBER OF FIRM SECURITIES            TOTAL
                                                                            TO BE SOLD BY                NUMBER OF
                                                                      ---------------------------     FIRM SECURITIES
                                                                                        SELLING            TO BE
                          UNDERWRITER                                 COMPANY         SHAREHOLDER        PURCHASED
                          -----------                                 --------        -----------     ---------------
Credit Suisse First Boston Corporation.........................        270,216          2,911,384         3,181,600
A.G. Edwards & Sons, Inc........................................       159,822          1,721,978         1,881,800
Legg Mason Wood Walker, Incorporated............................       159,823          1,721,977         1,881,800
McDonald Investments Inc., a KeyCorp Company....................       159,823          1,721,977         1,881,800
BB&T Capital Markets, a division of
  Scott & Strongfellow, Inc.....................................        24,714            266,286           291,000
Ferris, Baker Watts, Incorporated...............................        24,715            266,285           291,000
Janney Montgomery Scott LLC.....................................        24,715            266,285           291,000
                                                                     ---------        -----------       -----------
         Total.................................................        823,828          8,876,172         9,700,000
                                                                     =========        ===========       ===========

                                   SCHEDULE II

                                  SUBSIDIARIES


                                                                JURISDICTION OF
                     NAME                                    INCORPORATION/FORMATION          FOREIGN QUALIFICATION
                     ----                                    -----------------------          ---------------------
LIMITED & GENERAL PARTNERSHIPS
Blue Bell Investment Company, L.P.                                   Delaware                           PA
Corporate Office Properties, L.P.                                    Delaware                       MD, NJ, PA
Corporate Gateway General Partnership                                   PA
Comcourt Investors, L.P.                                             Delaware                           PA
COPT Gateway, L.P.                                                      PA
Gateway Central Limited Partnership                                     PA
South Brunswick Investors, L.P.                                      Delaware                           NJ
6385 Flank Drive, L.P.                                                  PA

CORPORATIONS
Corporate Office Management, Inc.                                    Maryland                     NJ, DE, VA, PA
Corporate Office Properties Holdings, Inc.                           Delaware                         PA, NJ
COPT Acquisitions, Inc.                                              Delaware                       PA, NJ, MD

LIMITED LIABILITY COMPANIES
Airport Square II, LLC                                               Maryland
Delaware Airport III, LLC                                            Delaware                           MD
Airport Square IV, LLC                                               Maryland
Airport Square V, LLC                                                Maryland
Airport Holdings Square VI and VII, LLC                              Delaware                           MD
Delaware Airport VIII, LLC                                           Delaware                           MD
Delaware Airport IX, LLC                                             Delaware                           MD
Airport Square X, LLC                                                Maryland
Airport Square XI, LLC                                               Maryland
Airport Square XIII, LLC                                             Maryland
Airport Square XIV, LLC                                              Maryland
Airport Square XV, LLC                                               Maryland
Airport Square XIX, LLC                                              Maryland
Airport Square XX, LLC                                               Maryland
Airport Square XXI, LLC                                              Maryland
Airport Square XXII, LLC                                             Maryland
Airport Square Partners, LLC                                         Maryland
Airport Square, LLC                                                  Maryland
Airport Square Holdings, I, LLC                                      Delaware                           MD
Atrium Building, LLC                                                 Maryland
Brown's Wharf, LLC                                                   Maryland
Commons Office Research, LLC                                         Maryland
Concourse 1304, LLC                                                  Maryland
COPT Columbia, LLC                                                   Maryland
COPT Concourse, LLC                                                  Delaware

                              SCHEDULE II (CONT'D.)
                                  SUBSIDIARIES

                                                                  JURISDICTION OF
                   NAME                                       INCORPORATION/FORMATION          FOREIGN QUALIFICATION
                   ----                                       -----------------------          ---------------------
LIMITED LIABILITY COMPANIES (CONT.)
COPT Gate 6700-6708-6724, LLC                                         Maryland
COR, LLC                                                              Maryland
Corporate Development Services, LLC                                   Maryland
Corporate Gatespring, LLC                                             Maryland
Corporate Gatespring II, LLC                                          Maryland
Corporate Management Services, LLC                                    Maryland
Corporate Realty Management, LLC                                      Maryland                   DC, VA, DE, PA, NJ
Corporate Realty Advisors, LLC                                        Maryland
Cornucopia Holdings, LLC                                              Maryland
Cornucopia Holdings II, LLC                                           Maryland
CRM/Edgewood Property Services, LLC                                   Maryland
Cuaba Associates, LLC                                                New Jersey
Gateway 44, LLC                                                       Maryland
Gateway 70, LLC                                                       Maryland
Honeyland 108, LLC                                                    Maryland
Lakeview at the Greens, LLC                                           Maryland
Martin G. Knott & Associates, LLC                                     Maryland
NBP One, LLC                                                          Maryland
NBP 131-133-141, LLC                                                  Maryland
NBP 132, LLC                                                          Maryland
NBP 134, LLC                                                          Maryland
NBP 135, LLC                                                          Maryland
NBP 201, LLC                                                          Maryland
NBP 221, LLC                                                          Maryland
NBP Retail, LLC                                                       Maryland
9690 Deereco Road, LLC                                                Maryland
Princeton Executive, LLC                                             New Jersey
7200 Riverwood, LLC                                                   Maryland
7318 Parkway Drive Enterprises, LLC                                   Maryland
7321 Parkway Drive Enterprises, LLC                                   Maryland
7240 Parkway Drive Enterprises, LLC                                   Maryland
6711 Gateway, LLC                                                     Maryland
6731 Gateway, LLC                                                     Maryland
68 Culver, LLC                                                       New Jersey
St. Barnabas, LLC                                                     Maryland
Tech Park I, LLC                                                      Maryland
Tech Park II, LLC                                                     Maryland
Tech Park IV, LLC                                                     Maryland
Three Centre Park, LLC                                                Maryland
COPT Chantilly LLC                                                    Virginia
COPT Gate U3, LLC                                                     Maryland
NBP 140, LLC                                                          Maryland
NBP Huff & Puff, LLC                                                  Maryland

                                  SCHEDULE III

                               MATERIAL DOCUMENTS


     Amended and Restated Registration Rights Agreement, dated March 16, 1998, for the benefit of certain shareholders of the Company (filed with the Company's Quarterly Report on Form 10-Q on August 12, 1998 and incorporated herein by reference).

     Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 7, 1999 (filed with the Company's Annual Report on Form 10-K on March 16, 2000 and incorporated herein by reference).

     First Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company's Annual Report on Form 10-K on March 16, 2000 and incorporated herein by reference).

     Second Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company's Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807), and incorporated herein by reference).

     Third Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated September 29, 2000 (filed with the Company's Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807), and incorporated herein by reference).

     Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated April 3, 2001 (filed with the Company's Current Report on Form 8-K, dated March 30, 2001, and incorporated herein by reference).

     Registration Rights Agreement, dated September 28, 1998, for the benefit of certain shareholders of the Company.

     Senior Secured Credit Agreement, dated October 13, 1997, (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

     Amended and Restated Senior Secured Credit Agreement, dated August 31, 1998, between the Company, the Operating Partnership, Any Mortgaged Property Subsidiary and Bankers Trust Company as Agent.

     Project Consulting and Management Agreement, dated September 28, 1998, between Constellation Properties, Inc. and COMI (filed with the Company's Current Report on Form 8-K on October 13, 1998 and incorporated herein by reference).

     Agreement for Services, dated September 28, 1998, between the Company and Corporate Office Management, Inc.

     Promissory Note dated October 22, 1998, in the amount of $ 85,000,000 made by the Operating Partnership in favor of Teachers Insurance and Annuity Association of America.

                                   SCHEDULE IV

                           SUBSIDIARIES - MLB OPINION


Corporate Office Properties, L.P.
Corporate Office Management, Inc.
Corporate Realty Management, LLC
Corporate Development Services, LLC
Blue Bell Investment Company, L.P.
South Brunswick Investors, L.P.

                                   SCHEDULE V

                          SUBSIDIARIES - GURLEY OPINION


NBP One, LLC
Airport Square II, LLC
Airport Square XX, LLC
NBP 131-133-141, LLC
NBP 135, LLC
7200 Riverwood, LLC
Corporate Gatespring, LLC
St. Barnabas, LLC